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                                                                    EXHIBIT 23.1


                        INDEPENDENT ACCOUNTANTS' CONSENT



To the Partners of
TEPPCO Partners, L.P.

We consent to the use of our reports on TEPPCO Partners, L.P. and TE Products Pipeline Company, Limited Partnership incorporated herein by reference and our report on Texas Eastern Products Pipeline Company, LLC included herein and to the reference to our firm under the heading "Experts" in the prospectus included as part of this registration statement.



                                                      /s/ KPMG LLP


Houston, Texas
July 27, 2001